                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


CIM Trucking, Inc., an Illinois corporation
Mac Leod Metals Co., a California corporation
Metal Management Aerospace, Inc., a Delaware corporation
Metal Management Alabama, Inc., a Delaware corporation
Metal Management Arizona, L.L.C., an Arizona limited liability company Metal Management Connecticut, Inc., a Delaware corporation
Metal Management Gulf Coast, Inc., a Delaware corporation
Metal Management Indiana, Inc., an Illinois corporation
Metal Management Memphis, L.L.C., a Tennessee limited liability company Metal Management Midwest, Inc., an Illinois corporation
Metal Management Mississippi, L.L.C., a Delaware limited liability company Metal Management New Haven, Inc., a Delaware corporation
Metal Management Northeast, Inc., a New Jersey corporation
Metal Management Ohio, Inc., a Ohio corporation
Metal Management Pittsburgh, Inc., a Delaware corporation
Metal Management S&A Holdings, Inc., a Delaware corporation
Metal Management Stainless & Alloy, Inc., a Delaware corporation
Metal Management West, Inc., a Colorado corporation
Metal Management West Coast Holdings, Inc., a Delaware corporation
MTLM Arizona, Inc., an Arizona corporation
Naporano Iron & Metal, Inc., a Delaware corporation
Proler Southwest Inc., a Texas corporation
Reserve Iron & Metal Limited Partnership, a Delaware limited partnership


Metal Management Nashville, LLC, a Delaware limited liability company (ownership of 50%)
Port Albany Ventures LLC., a Delaware limited liability company (ownership of
  50%)
Rondout Iron & Metal, LLC, a Delaware limited liability company (ownership of
  50%)
Southern Recycling, LLC, a Louisiana limited liability company (ownership of 28.5% interest)